Exhibit 99.1

FOR RELEASE October 11, 2016

China Biologic Receives CFDA Clinical Trial Approval for Human Antithrombin III

BEIJING, China – October 11, 2016 – China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that Shandong Taibang Biological Products Co. Ltd., the Company’s majority-owned subsidiary, recently obtained approval from the China Food and Drug Administration (the “CFDA”) to begin human clinical trials on its Human Antithrombin III (“ATIII”) product.

ATIII is intended to treat hereditary and acquired ATIII deficiency in connection with surgical or obstetrical procedures, and to treat thromboembolism. No manufacturer in China currently offers plasma-derived ATIII product. China Biologic expects to commence clinical trials for the ATIII product in 2017 and complete the trials in two years or longer.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, “We are pleased to obtain approval by the CFDA to conduct clinical trials for our ATIII product. This approval comes shortly after we received clinical trial approval for our Human Coagulation FIX product, which demonstrates our ongoing research and development efforts and commitment to serving the broader needs of coagulation-deficient patients. In addition to its known indications, we believe the ATIII product also has broader treatment uses, for which we intend to conduct further research. We believe this product will further improve our plasma fractionation utilization and also contribute to our future financial performance.”

About China Biologic Products, Inc.

China Biologic Products, Inc. (NASDAQ: CBPO) is a leading fully integrated plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosage forms of plasma products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi’an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals, distributors and other healthcare facilities in China. For additional information, please see the Company’s website www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believe,” “expect,” “are expected to,” or similar expressions, and involve known and unknown risks and uncertainties. Among other things, the Company’s plan regarding the clinical trials for ATIII product, the outlook on the Company’s financial performance driven by ATIII product sales and quotations from management in this news release contain forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, without limitation potential delay or failure in commencing or completing the clinical trials for ATIII product, potential delay or failure to complete construction of new collection facilities, potential inability to pass government inspection and certification process for new collection facilities, potential inability to achieve the designed collection capacities at the new collection facilities, potential inability to achieve the expected operating and financial performance, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Senior Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com

Page 3